EXHIBIT 23.1





The Board of Directors
SBS Technologies, Inc.:

We consent to incorporation by reference in the following registration statements of SBS Technologies, Inc. of our report dated August 11, 2000, except as to note 16 which is as of August 18, 2000, relating to the consolidated balance sheets of SBS Technologies, Inc. and subsidiaries as of June 30, 2000, and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended June 30, 2000, and our report dated August 11, 2000 relating to the consolidated financial statement schedule, which reports appear in the June 30, 2000, annual report on Form 10-K of SBS Technologies, Inc..

                     Registration
      Form           Statement No.           Description
      ----           -------------           -----------
      S-8            333-23053               SBS Technologies, Inc. 1996 Employee Stock
                                             Purchase Plan and the SBS Technologies, Inc.
                                             1997 Employee Incentive Stock Option Plan

      S-8            333-98558               SBS Technologies, Inc. 1992 Employee Incentive
                                             Stock Option Plan; SBS Technologies, Inc. 1993
                                             Incentive Stock Option Plan; SBS Technologies,
                                             Inc. 1993 Director And Officer Stock Option Plan;
                                             SBS Technologies, Inc. 1995 Incentive Stock Option
                                             Plan; SBS Technologies, Inc. 1996 Incentive Stock
                                             Option Plan

      S-8            333-68945               SBS Technologies, Inc. 1998 Long-Term
                                             Equity Incentive Plan (the "Plan")

      S-3            333-00058               SBS Technologies, Inc. Common Stock

      S-3            333-20129               SBS Technologies, Inc. Common Stock

      S-3            333-36948               SBS Technologies, Inc. Common Stock

                                                  /S/ KPMG LLP

Albuquerque, New Mexico
September 21, 2000